SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2003

CNL RETIREMENT PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	000-32607 (Commission File Number)	59-3491443 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

Item 2.     Acquisition or Disposition of Assets.

Property Acquisitions

        Sunrise Portfolio Four Properties. On September 30, 2003, the Company acquired 12 Properties from several wholly owned subsidiaries of Sunrise Senior Living, Inc. for an aggregate purchase price of $149,276,672. The Properties and related purchase prices include Sunrise of Arlington located in Arlington, Virginia (the “Arlington Property”) for $7,084,655; the Sunrise at Bluemont Park located in Arlington, Virginia (the “Arlington-Bluemont Park Property”) for $28,039,268; the Sunrise at Countryside located in Sterling, Virginia (the “Sterling Property”) for $14,668,229; the Sunrise of Falls Church located in Falls Church, Virginia (the “Falls Church Property”) for $8,681,197; the Sunrise at North Farmington Hills located in Farmington Hills, Michigan (the “Farmington Hills Property”) for $9,379,684; the Sunrise of Frederick located in Frederick, Maryland (the “Frederick Property”) for $6,885,087; the Sunrise of Leesburg located in Leesburg, Virginia (the “Leesburg Property”) for $2,095,461; the Sunrise of Mercer Island located in Mercer Island, Washington (the “Mercer Island Property”) for $7,783,142; the Sunrise of Mill Basin located in Brooklyn, New York (the “Brooklyn-Mill Basin Property”) for $24,147,697; the Sunrise of Poland located in Poland, Ohio (the “Poland Property”) for $8,581,413; the Sunrise of Raleigh located in Raleigh, North Carolina (the “Raleigh Property”) for $6,286,384; and the Sunrise of Sheepshead Bay located in Brooklyn, New York (the “Brooklyn-Sheepshead Bay Property”) for $25,644,455. These 12 Properties are hereinafter referred to as the “Sunrise Portfolio Four Properties” and are operated and managed by Sunrise Senior Living Services, Inc. The Sunrise Portfolio Four Properties were purchased in conjunction with the Additional Sunrise Portfolio Four Properties described below.

        The Company, as lessor, has entered into long-term, triple-net lease agreements with Twenty Pack Management Corp. relating to these 12 Properties. Twenty Pack Management Corp. is an affiliate of: One Pack Management Corp., the tenant of the Saddle River Property; Eight Pack Management Corp., the tenant of the Orland Park Property and six of the Marriott Portfolio Two Properties; HRA Management Corporation, the tenant of the Marriott Portfolio One Properties; and Eleven Pack Management Corp., the tenant of the remaining six Marriott Portfolio Two Properties. Each of these entities is a thinly capitalized, newly formed corporation affiliated with the Advisor. The principals of such corporations are Timothy S. Smick and Daniel Simmons. Mr. Smick served as a director of the Company until February 13, 2002 and Mr. Simmons was an officer of the Company until early 2000. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business – Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on September 30, 2018.

•	At the end of the initial lease terms, the tenant will have five consecutive renewal options of five years each.

•	Minimum annual rent is adjustable based upon the cost of debt and a minimum return to the Company. Minimum rent consists of a fixed return on the cash investment in each Property (10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter) and an amount based on the interest rate on the related debt. It is expected that the Company will obtain Permanent Financing in the amount of $74.6 million on the Sunrise Portfolio Four Properties prior to January 1, 2004. Commencing on the lease commencement date until the earlier of (i) the date that Permanent Financing is obtained or (ii) January 1, 2004, aggregate minimum annual rent for the Sunrise Portfolio Four Properties is $12,390,000. If Permanent Financing is not obtained by January 1, 2004, minimum annual rent will increase to approximately $15,018,000 for the first lease year; approximately $16,145,000 for the second lease year; approximately $16,520,000 for the third lease year; and approximately $17,271,000 for the fourth lease year and will increase by 3% each lease year thereafter. Commencing in the sixth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year’s minimum rent.

•	In addition to minimum annual rent, the leases require additional rent in an amount equal to the difference between 13.5% of the Company’s cash investment basis in the Properties and the portion of minimum annual rent related to the Company’s cash investment basis payable each lease year. For purposes of the additional rent calculation, the Company’s cash investment basis equals the sum of the Property’s purchase price plus closing costs less Permanent Financing related to such Property. The additional rent is payable on a quarterly basis to the extent net operating cash flow from the Properties is available and does not accumulate beyond each lease year.

•	On behalf of the tenant of the Sunrise Portfolio Four Properties, the Operator has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the 12 Properties. Deposits to the FF&E Reserve are made on a monthly basis and are equal to $750 per unit for the first lease year and increase each lease year thereafter by an amount that is based on a percentage determined by a consumer price index. Funds in the FF&E Reserve relating to these 12 Properties are held by the Company.

•	The leases for the Sunrise Portfolio Four Properties contain pooling terms, meaning that net operating profits with respect to the Sunrise Portfolio Four Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the 12 Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all 12 Properties, regardless of whether the tenant of any of the other Properties is in default under its lease.

•	Sunrise has guaranteed minimum annual rent and the FF&E Reserve from the lease commencement dates until the latter of (i) 30 months or (ii) 18 months after development is completed on the Properties included in the Additional Sunrise Portfolio Four Properties, as described below (hereinafter referred to as the “Final Development Date”).

        The approximate federal income tax basis of the depreciable portion of the Sunrise Portfolio Four Properties is as follows:

Arlington	$ 6,361,169
Arlington-Bluemont Park	26,134,060
Sterling	13,204,771
Falls Church	7,569,604
Farmington Hills	8,750,803
Frederick	7,192,241
Leesburg	1,807,975
Mercer Island	7,348,352
Brooklyn-Mill Basin	22,783,886
Poland	8,338,639
Raleigh	6,209,470
Brooklyn-Sheepshead Bay	22,560,770

        In connection with the acquisition of the Sunrise Portfolio Four Properties, the Company expects to borrow approximately $74,600,000 under a mortgage note collateralized by the Sunrise Portfolio Four Properties, from a commercial lender. It is expected that the note will have an initial term of seven years with a fixed interest rate that will be based on a percentage amount above the seven-year U.S. Treasury rate at the time the loan is funded (expected to be between 5.75% and 6.75%). It is expected that the loan will require interest only payments for the first two years with principal and interest payments due thereafter until maturity.

        The Arlington Property, which opened in January 1989, is the Sunrise of Arlington located in Arlington, Virginia. The Arlington Property includes 29 assisted living units and 18 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located five miles west of downtown Washington, D.C. Other senior living facilities located in proximity to the Arlington Property include Sunrise of Falls Church and Sunrise at Bluemont Park, which are also Properties included in the Sunrise Portfolio Four Properties.

        The Arlington-Bluemont Park Property, which opened in May 1990, is the Sunrise at Bluemont Park located in Arlington, Virginia. The Arlington-Bluemont Park Property includes 128 independent living units, 37 assisted living units and 10 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located 26 miles northwest of downtown Washington, D.C. Other senior living facilities located in proximity to the Arlington-Bluemont Property include Sunrise of Arlington and Sunrise of Falls Church, which are also Properties included in the Sunrise Portfolio Four Properties.

        The Sterling Property, which opened in July 1992, is the Sunrise at Countryside located in Sterling, Virginia. The Sterling Property includes 52 independent living units and 46 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located 26 miles northwest of downtown Washington, D.C. Other senior living facilities located in proximity to the Sterling Property include Monroe House, Mirror Ridge and Morningside House.

        The Falls Church Property, which opened in March 1993, is the Sunrise of Falls Church located in Falls Church, Virginia. The Falls Church Property includes 36 assisted living units and 18 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, paved walkways and garden areas. The Property is located eight miles west of downtown Washington, D.C. Other senior living facilities located in proximity to the Falls Church Property include Sunrise at Bluemont Park and Sunrise of Arlington, which are also Properties included in the Sunrise Portfolio Four Properties.

        The Farmington Hills Property, which opened in December 1999, is the Sunrise at North Farmington Hills located in Farmington Hills, Michigan. The Farmington Hills Property includes 40 assisted living units and 29 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, private dining area, paved walkways and garden areas. The Property is located 25 miles northwest of downtown Detroit, Michigan. Other senior living facilities located in proximity to the Farmington Hills Property include Waltonwood of Royal Oak, Fountains of Franklin, Botsford Commons, Regent Street, Alterra of Farmington Hills and Arden Courts.

        The Frederick Property, which opened in February 1992, is the Sunrise of Frederick located in Frederick, Maryland. The Frederick Property includes 38 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a private dining area and a hair salon. The Property is located one mile west of downtown Frederick, Maryland. Other senior living facilities located in proximity to the Frederick Property include Tranquility, Somerford House, Heartfields, Country Meadows and Edenton.

        The Leesburg Property, which opened in January 1984, is the Sunrise of Leesburg located in Leesburg, Virginia. The Leesburg Property includes 38 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a front porch and a sun porch. The Property is located 40 miles northwest of downtown Washington, D.C. Other senior living facilities located in proximity to the Leesburg Property include Morningside and Meadowglen.

        The Mercer Island Property, which opened in October 1990, is the Sunrise of Mercer Island located in Mercer Island, Washington. The Mercer Island Property includes 34 assisted living units and 16 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located six miles east of downtown Seattle, Washington. In addition to the Company's Brighton Gardens of Bellevue, other senior living facilities located in proximity to the Mercer Island Property include Sunrise of Bellevue, Fairland Terrace, Admiral Heights, Aegis of Kirkland and Robinswood Pointe.

        The Brooklyn-Mill Basin Property, which opened in February 2002, is the Sunrise of Mill Basin located in Brooklyn, New York. The Brooklyn-Mill Basin Property includes 75 assisted living units and 38 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include several common living areas, a common and private dining area, a private outdoor covered dining area, an activity area, several screened porches, several patios and an outside gazebo. The Property is located in the center of Brooklyn, New York. Other senior living facilities located in proximity to the Brooklyn-Mill Basin Property include Palm Beach Home and Sunrise of Sheepshead Bay, which is also included in the Sunrise Portfolio Four Properties.

        The Poland Property, which opened in May 1999, is the Sunrise of Poland located in Poland, Ohio. The Poland Property includes 48 assisted living units and 19 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located seven miles south of downtown Youngstown, Ohio. Other senior living facilities located in proximity to the Poland Property include Alterra Clare Bridge, Manor at the Meadows (also know as Shepherd of the Valley), Marian Living Center, Glen Ellen and The Commons.

        The Raleigh Property, which opened in February 1996, is the Sunrise of Raleigh located in Raleigh, North Carolina. The Raleigh Property includes 37 assisted living units and 35 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located seven miles northwest of downtown Raleigh, North Carolina. Other senior living facilities located in proximity to the Raleigh Property include Magnolia Glen, Oakleaf Village, Woodland Terrace, Morningside and Heartfields.

        The Brooklyn-Sheepshead Bay Property, which opened in March 2000, is the Sunrise of Sheepshead Bay located in Brooklyn, New York. The Brooklyn-Sheepshead Bay Property includes 88 assisted living units and 23 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include several common areas, a living room, two main dining areas, a living area, activity areas, and screened porches and patios. The Property is located directly across the street from Sheepshead Bay in Brooklyn, New York. Other senior living facilities located in proximity to the Brooklyn-Sheepshead Bay Property include Palm Beach Home and Sunrise of Mill Basin, which is also included in the Sunrise Portfolio Four Properties.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods 1999 through the most recent reported period for the Company during which the facilities have been operational are as follows:

Property	Location	Year *	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Arlington Property	Arlington, VA	1999	95.9%	$136.12	$130.50
		2000	91.4%	151.78	138.69
		2001	81.4%	155.50	126.54
		2002	85.3%	150.57	128.38
		*****2003	78.4%	168.92	132.37
Arlington-Bluemont Park	Arlington, VA	1999	95.3%	$111.06	$105.80
Property		2000	92.7%	117.37	108.79
		2001	89.7%	116.15	104.13
		2002	85.9%	122.95	105.57
		*****2003	84.5%	128.77	108.80

Sterling Property	Sterling, VA	1999	96.7%	$105.32	$101.87
		2000	98.0%	111.97	109.69
		2001	93.6%	117.12	109.62
		2002	94.0%	124.25	116.84
		*****2003	93.2%	129.37	120.52

Property	Location	Year *	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Falls Church Property	Falls Church, VA	1999	100.0%	$152.47	$152.47
		2000	100.0%	157.59	157.59
		2001	94.9%	162.76	154.48
		2002	88.3%	168.97	149.16
		*****2003	84.3%	176.48	148.81

Farmington Hills	Farmington Hills,	**1999	40.0%	$82.77	$33.11
Property	MI	2000	43.3%	148.09	64.06
		2001	78.5%	140.93	110.61
		2002	79.0%	139.78	110.48
		*****2003	75.3%	148.70	111.99

Frederick Property	Frederick, MD	1999	90.9%	$128.32	$116.64
		2000	95.3%	140.88	134.29
		2001	90.8%	136.68	124.08
		2002	89.4%	141.22	126.21
		*****2003	90.8%	146.47	133.04

Leesburg Property	Leesburg, VA	1999	100.0%	$103.89	$103.89
		2000	97.9%	106.20	103.94
		2001	93.1%	112.92	105.12
		2002	85.7%	122.80	105.28
		*****2003	86.1%	131.86	113.57
Mercer Island Property	Mercer Island, WA	1999	93.9%	$129.20	$121.32
		2000	95.5%	135.38	129.23
		2001	90.1%	145.77	131.34
		2002	90.2%	162.45	146.53
		*****2003	89.9%	170.86	153.67

Brooklyn-Mill Basin	Brooklyn, NY	****2002	24.6%	163.70	$40.29
Property		*****2003	45.6%	148.50	67.70

Poland Property	Poland, OH	**1999	57.8%	$101.17	$58.47
		2000	80.2%	116.86	93.66
		2001	93.5%	122.55	114.53
		2002	94.8%	128.84	122.15
		*****2003	86.3%	134.08	115.75
Raleigh Property	Raleigh, NC	1999	96.5%	$132.20	$127.57
		2000	93.7%	141.12	132.20
		2001	93.9%	141.90	133.28
		2002	92.7%	151.25	140.17
		*****2003	93.3%	153.85	143.48
Brooklyn-Sheepshead	Brooklyn, NY	***2000	27.9%	$180.55	$50.41
Bay Property		2001	46.6%	152.86	71.20
		2002	69.5%	143.01	99.34
		*****2003	83.7%	150.73	126.22

*	Data represents information for each applicable fiscal year, unless noted otherwise.
**	Data for the Farmington Hills Property represents the period December 6, 1999 through December 31, 1999; and data for the Poland Property represents the period May 14, 1999 through December 31, 1999.
***	Data represents the period March 27, 2000 through December 31, 2000.
****	Data represents the period February 2, 2002 through December 31, 2002.
*****	Data for 2003 represents the period January 1, 2003 through August 31, 2003.

        Additional Sunrise Portfolio Four Properties. On September 30, 2003, the Company also acquired five Properties in various stages of development from several wholly owned subsidiaries of Sunrise for an aggregate purchase price of $29,551,989. The Properties and related purchase prices include Sunrise of Beverly Hills located in Beverly Hills, California (the “Beverly Hills Property”) for $6,581,576; the Sunrise of Cresskill located in Cresskill, New Jersey (the “Cresskill Property”) for $6,444,584; the Sunrise of Edmonds located in Edmonds, Washington (the “Edmonds Property”) for $2,496,510; the Sunrise at Five Forks located in Lilburn, Georgia (the “Lilburn Property”) for $9,925,123; and the Sunrise of Madison located in Madison, New Jersey (the “Madison Property”) for $4,104,196. These five Properties are hereinafter referred to as the “Additional Sunrise Portfolio Four Properties.” The Additional Sunrise Portfolio Four Properties were purchased in conjunction with the Sunrise Portfolio Four Properties described above.

        In connection with the acquisition of the Additional Sunrise Portfolio Four Properties, the Company has entered into five development services agreements with Sunrise Development, Inc., a wholly owned subsidiary of Sunrise, which provides for construction of the Properties. Sunrise has guaranteed development costs exceeding an aggregate amount of $111,693,428. Sunrise Development, Inc. will be entitled to an incentive development fee equal to 25% of the aggregate savings below the aggregate estimated costs of $111,693,428. The maximum cost to the Company with respect to the Beverly Hills, Cresskill, Edmonds, Lilburn and Madison Properties (including the purchase price of the land, development costs, and development fees payable to Sunrise Development, Inc.) will not exceed the amounts set forth below:

Property	Estimated Cost	Estimated Final Completion Date
Beverly Hills Property	$29,679,188	May 2005
Cresskill Property	38,831,533	December 2004
Edmonds Property	13,751,040	October 2004
Lilburn Property	13,014,881	December 2003
Madison Property	16,416,786	November 2004

	$111,693,428

        The Company expects to borrow approximately $83.8 million under construction loans collateralized by the five Properties, from a commercial lender. It is expected that the loans will have a term of three years with variable interest rates. It is expected that the loans will require interest only payments until maturity. The Company expects to capitalize the interest payments as development costs of the Properties during the construction phase of each project.

        The Company, as lessor, has entered into long-term, triple-net lease agreements with Twenty Pack Management Corp. relating to the Additional Sunrise Portfolio Four Properties. Twenty Pack Management Corp.‘s affiliation with certain tenants of the Company’s other Properties is described above in the Sunrise Portfolio Four Properties disclosure. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business – Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on September 30, 2018.

•	At the end of the initial lease terms, the tenant will have five consecutive renewal options of five years each.

•	From the lease commencement date to the Final Development Date, minimum annual rent is based upon a fixed return on the Company’s cash investment in each Property. The fixed return is 10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter. The Company’s aggregate cash investment in the five Properties is $27,923,357, or 25% of the estimated development costs. On the Final Development Date, minimum annual rent will be adjusted based upon the cost of anticipated Permanent Financing and the then current lease rate on the Company’s cash investment amount. Commencing in the sixth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year’s minimum rent.

6

•	Commencing on the Final Development Date, the leases require additional rent in an amount equal to the difference between 13.5% of the Company’s cash investment basis in the Properties and the portion of minimum annual rent related to the Company’s cash investment basis payable each lease year. For purposes of the additional rent calculation, the Company’s cash investment basis equals the sum of the Property’s purchase price plus closing costs and additional development costs less Permanent Financing. The additional rent is payable on a quarterly basis to the extent net operating cash flow from the Properties is available and does not accumulate beyond each lease year.

•	Commencing on the Final Development Date, the Operator, on behalf of the tenant of the Additional Sunrise Portfolio Four Properties, will establish an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Additional Sunrise Portfolio Four Properties. Deposits to the FF&E Reserve will be made on a monthly basis and are equal to $750 per unit for the first lease year and increase each lease year thereafter by an amount that is based on a percentage determined by a consumer price index. Funds in the FF&E Reserve relating to the Additional Sunrise Portfolio Four Properties will be held by the Company.

•	Commencing on the Final Development Date, the leases for the Additional Sunrise Portfolio Four Properties will contain pooling terms, meaning that net operating profits with respect to the Additional Sunrise Portfolio Four Properties will be combined for the purpose of funding rental payments and the FF&E Reserve.

•	Sunrise has guaranteed minimum annual rent and the FF&E Reserve from the lease commencement dates until the latter of (i) 30 months or (ii) 18 months after the Final Development Date.

        The Company will not commence the depreciation of assets with respect to the Additional Sunrise Portfolio Four Properties until the Final Development Date.

        The Beverly Hills Property, which is currently in the development stage and is scheduled to open in May 2005, will be the Sunrise of Beverly Hills, located in Beverly Hills, California. The Beverly Hills Property is expected to include 64 assisted living units and 16 units for residents with Alzheimer’s and related memory disorders. The Operator will provide assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities will include common living and dining areas, a private dining area, activity areas, paved walkways and garden areas. The Property will be located approximately 12 miles west of downtown Los Angeles, California. Other senior living facilities located in proximity to the Beverly Hills Property include Bridgeport at Beverly Hills, Stanford House, Westwood Plaza, Country Villa Terrace and Westwood Horizons.

        The Cresskill Property, which is currently under construction and is scheduled to open in December 2004, will be the Sunrise of Cresskill, located in Cresskill, New Jersey. The Cresskill Property is expected to include 77 independent living units, 60 assisted living units and 21 units for residents with Alzheimer’s and related memory disorders. The Operator will provide assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities will include common living and dining areas, porches, sunrooms, laundry facilities and a hair salon. The Property will be located approximately ten miles from Teaneck, New Jersey and approximately 20 miles from downtown New York City. The only other senior living facility located in proximity to the Cresskill Property is the Classic Residence of Hyatt, which is an independent living facility.

        The Edmonds Property, which is currently in the development phase and is scheduled to open October 2004, will be the Sunrise of Edmonds, located in Edmonds, Washington. The Edmonds Property is expected to include 35 assisted living units and 23 units for residents with Alzheimer’s and related memory disorders. The Operator will provide assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities will include common living and dining areas, a private dining area, activity areas, paved walkways and garden areas. The Property will be located approximately 16 miles north of downtown Seattle, Washington. Other senior living facilities located in proximity to the Edmonds Property include Rosewood Court, Edmonds Landing, Mountlake Terrace Plaza, Edmonds Retirement Inn and Aegis of Shoreline.

        The Lilburn Property, which is currently under construction and is scheduled to open in December 2003, will be the Sunrise at Five Forks, located in Lilburn, Georgia. The Lilburn Property is expected to include 52 assisted living units and 17 units for residents with Alzheimer’s and related memory disorders. The Operator will provide assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities will include common living and dining areas, porches, sunrooms, laundry facilities and a hair salon. The Property will be located approximately 15 miles northeast of downtown Atlanta, Georgia. Other senior living facilities located in proximity to the Lilburn Property include Atria of Lawrenceville, The Bridge and Winthrop of Tucker.

        The Madison Property, which is currently under construction and is scheduled to open in November 2004, will be the Sunrise of Madison, located in Madison, New Jersey. The Madison Property is expected to include 52 assisted living units and 20 units for residents with Alzheimer’s and related memory disorders. The Operator will provide assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities will include common living and dining areas, porches, sunrooms, laundry facilities and a hair salon. The Property will be located approximately 16 miles from Newark Liberty International Airport. In addition to the Company's Brighton Gardens of Florham Park, other senior living facilities located in proximity to the Madison Property include a Care One facility scheduled to open at approximately the same time as the Madison Property.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial statements of retirement Properties acquired.

The Company is required to file audited financial statements for 12 related Properties, the Sunrise Portfolio Four Properties, (which includes the Arlington, Arlington-Bluemont Park, Sterling, Falls Church, Farmington Hills, Frederick, Leesburg, Mercer Island, Brooklyn-Mill Basin, Poland, Raleigh and Brooklyn-Sheepshead Bay Properties). This financial information is not complete at this time and will be filed under cover of a Form 8-K/A as soon as it is available, but no later than December 12, 2003.

(b)	Pro forma financial information.

The Company is required to file pro forma financial information. This information is not complete at this time and will be filed under cover of a Form 8-K/A as soon as it is available, but no later that December 12, 2003.

(c)	Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

Dated: October 14, 2003	CNL RETIREMENT PROPERTIES, INC. By: /s/ Thomas J. Hutchison III —————————————— THOMAS J. HUTCHISON III Chief Executive Officer